     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 25, 1994.
                                                       REGISTRATION NO. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         THE BLACK & DECKER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MARYLAND                               52-0248090
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

                              701 EAST JOPPA ROAD
                             TOWSON, MARYLAND 21286
                                 (410) 716-3900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               CHARLES E. FENTON
                       VICE PRESIDENT AND GENERAL COUNSEL
                         THE BLACK & DECKER CORPORATION
                              701 EAST JOPPA ROAD
                             TOWSON, MARYLAND 21286
                                 (410) 716-3900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
           GLENN C. CAMPBELL                        DAVID J. SORKIN
          MILES & STOCKBRIDGE,                 SIMPSON THACHER & BARTLETT
       A PROFESSIONAL CORPORATION                 425 LEXINGTON AVENUE
            10 LIGHT STREET                     NEW YORK, NEW YORK 10017
       BALTIMORE, MARYLAND 21202                     (212) 455-2000
             (410) 727-6464

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                    PROPOSED        PROPOSED
                                     AMOUNT         MAXIMUM          MAXIMUM        AMOUNT OF
     TITLE OF EACH CLASS             TO BE       OFFERING PRICE     AGGREGATE      REGISTRATION
OF SECURITIES TO BE REGISTERED  REGISTERED(1)(2)  PER UNIT(3)   OFFERING PRICE(3)      FEE
- -----------------------------------------------------------------------------------------------
Debt Securities........           $500,000,000        100%        $500,000,000       $172,414
- -----------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in other currencies or composite currencies on the basis of exchange rates in effect on the date an agreement to sell the applicable Debt Securities is entered into by the Registrant.
(2) Or, if any Debt Securities are issued at an original issue discount, such greater amount as may result in an aggregate offering price of $500,000,000.
(3) Estimated solely for purposes of calculating the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 25, 1994

PROSPECTUS
                                  $500,000,000

                    (LOGO OF BLACK & DECKER APPEARS HERE)

                                DEBT SECURITIES

                                  ----------

  The Black & Decker Corporation (the "Corporation") from time to time may offer debt securities in one or more series (the "Debt Securities"), which Debt Securities may consist of debentures, notes or other unsecured evidences of indebtedness, in an amount sufficient to result in an aggregate initial offering price not to exceed $500,000,000 (or the equivalent in one or more foreign denominated currencies or units based on or relating to currencies, including European Currency Units). The Debt Securities may be offered as separate series in amounts, at prices, and on terms to be determined by market conditions at the time of sale. The Debt Securities may be sold in United States dollars or one or more foreign denominated currencies or units based on or relating to currencies, and the principal of (and premium, if any) and interest, if any, on the Debt Securities may likewise be payable in United States dollars or one or more foreign denominated currencies or units based on or relating to currencies. The Debt Securities may be issued in registered or bearer form. Debt Securities issued in bearer form, subject to certain exceptions, will not be offered or sold to persons who are within the United States or to United States persons. See "Limitations on Issuance of Bearer Securities." All or a portion of the Debt Securities may be evidenced by a Global Security or Global Securities.

  The accompanying Prospectus Supplement and Pricing Supplement (if applicable) set forth, with regard to the Debt Securities in respect of which this Prospectus is being delivered, the title, aggregate principal amount, currency denominations, maturity, rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Corporation or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of the Debt Securities or a series of the Debt Securities.

  The Corporation may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. If underwriters are used in the sale, the Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by underwriters or dealers, and the compensation, if any, of those underwriters, dealers or agents. The net proceeds to the Corporation from the sale of the Debt Securities in respect of which this Prospectus is being delivered are set forth in the Prospectus Supplement or in the Pricing Supplement (if applicable). See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURI-TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

     , 1994

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN AN APPLICABLE PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT IN CONNECTION WITH ANY OFFER MADE BY THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY UNDERWRITER, DEALER, AGENT OR OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: New York Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Office, Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

  The Corporation has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, documents incorporated by reference and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus and the Prospectus Supplement, which constitute a part of the Registration Statement, do not contain all the information set forth in the Registration Statement, certain parts of which are contained in exhibits to the Registration Statement or otherwise have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and to the documents incorporated therein by reference. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, Quarterly Report on Form 10-Q for the quarter ended April 3, 1994 and Current Report on Form 8-K dated January 20, 1994, are incorporated by reference herein and made a part hereof. All documents filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such a statement. A statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Corporation will provide, without charge, to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to The Black & Decker Corporation, 701 East Joppa Road, Towson, Maryland 21286, Attention: Corporate Affairs,
(800) 992-3042.

                               ----------------

FOR FLORIDA RESIDENTS

  Emhart (U.K.) Limited, a subsidiary of the Corporation located in the United Kingdom, from time to time has provided spare parts to be incorporated into machinery used in the production of glass containers manufactured by Cubaequipos of Havana, Cuba. Transactions with Cubaequipos are subject to the provisions of the Cuban Assets Control Regulations and have been consummated in accordance with all applicable United States laws and regulations pursuant to specific licenses issued from time to time thereunder by the Office of Foreign Assets Control ("OFAC") of the United States Department of the Treasury. OFAC issued a license to complete the delivery of spare parts pursuant to a contract that predated the Cuban Democracy Act of 1992. The Cuban Democracy Act of 1992 prohibits OFAC from issuing additional licenses after October 23, 1992, except in connection with contracts entered into prior to that date. At this time, it is not clear whether OFAC will issue any additional licenses in light of the prohibitions set forth in the Cuban Democracy Act of 1992.

  The information set forth above is accurate as of the date hereof. Current information concerning the Corporation's business dealings with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, The Capital, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                                THE CORPORATION

  The Black & Decker Corporation (the "Corporation"), incorporated in Maryland in 1910, is a global marketer and manufacturer of products used in and around the home and for various commercial applications. The Corporation markets its products in over 100 countries and enjoys worldwide brand name recognition.

  The Corporation operates in three business segments: Consumer and Home Improvement Products, including consumer and professional power tools and accessories, household products, security hardware, lawn and garden and recreational outdoor products, plumbing products, and product service; Commercial and Industrial Products, including fastening systems and glass container-making equipment; and Information Systems and Services, including government and commercial information systems development, consulting, and other related contract services.

  The Corporation's principal executive offices are located at 701 East Joppa Road, Towson, Maryland 21286. The telephone number of the Corporation is (410) 716-3900.

                                USE OF PROCEEDS

  Except as otherwise stated in the Prospectus Supplement in respect of which this Prospectus is being delivered, the net proceeds from the sale of the Debt Securities offered by the Corporation will be added to the general funds of the Corporation and will be available for general corporate purposes, which may include but are not limited to refinancing of indebtedness, working capital and capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the quarters ended April 3, 1994 and April 4, 1993, each of the last five fiscal years and for the three-month Transition Period ended December 31, 1989. The Transition Period resulted from the Corporation's change in its fiscal year from the last Sunday in September to December 31, effective for the 1990 fiscal year.

                             QUARTER          YEAR ENDED
                              ENDED          DECEMBER 31                  YEAR ENDED
                         --------------- --------------------            ------------
                         APRIL 3 APRIL 4                      TRANSITION SEPTEMBER 24
                          1994    1993   1993 1992  1991 1990   PERIOD       1989
                         ------- ------- ---- ----- ---- ---- ---------- ------------
                                            (DOLLARS IN MILLIONS)
                                                 (UNAUDITED)
Ratio of earnings to
 fixed charges..........  1.41    1.46   1.75   --  1.32 1.29     --         1.25
Deficiency in the
 coverage of fixed
 charges by earnings
 before fixed charges...   --      --     --  $29.0  --   --     $2.0         --

  The ratio of earnings to fixed charges equals earnings before fixed charges divided by fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings before fixed charges consist of earnings (loss) before income taxes, extraordinary item, and cumulative effects of changes in accounting principles, plus fixed charges. Fixed charges consist of interest expense (including amortization of debt expense and discount or premium relating to any indebtedness), capitalized interest and that portion of rental expense representative of the interest factor.

  Exclusive of the accrual of $142.4 million before income taxes in connection with a restructuring of certain of its operations, the ratio of earnings to fixed charges for the year ended December 31, 1992, would have been 1.43.

                         DESCRIPTION OF DEBT SECURITIES

  The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement and Pricing Supplement (if applicable) may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and Pricing Supplement (if applicable) (the "Offered Debt Securities"), including the nature of any variation from the following general provisions applicable to the Offered Debt Securities, will be described in the Prospectus Supplement and Pricing Supplement (if applicable) relating to the Offered Debt Securities.

  The Offered Debt Securities are to be issued in one or more series under an indenture (as it may be supplemented by a supplemental indenture described in any Prospectus Supplement for any series of Debt Securities, the "Indenture") between the Corporation and Marine Midland Bank, as Trustee (the "Trustee"), a copy of which Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including definitions of certain terms. Provisions of or defined terms in the Indenture that are used in this Prospectus are incorporated by reference.

GENERAL

  The Indenture does not limit the aggregate principal amount of debentures, notes or other evidences of indebtedness that may be issued thereunder and provides that Debt Securities may be issued in one or more series in an aggregate principal amount which may be authorized from time to time by the Corporation. The Debt Securities will be unsecured obligations of the Corporation and, except as otherwise provided in the Prospectus Supplement in respect of which this Prospectus is being delivered, will rank equally with all other unsecured and unsubordinated debt of the Corporation. Any other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Debt Securities.

  Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (3) any limit on the aggregate principal amount of the Offered Debt Securities or the series of which the Offered Debt Securities are a part; (4) the date or dates (or manner of determining the same) on which the Offered Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum (or the manner of determining the same) at which the Offered Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (6) the date or dates on which such interest will be payable (or the manner of determining the same) and the record dates for Interest Payment Dates for Registered Securities; (7) the place or places where the principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable and each office or agency where the Offered Debt Securities may be presented for transfer or exchange; (8) if the trustee in respect of the Offered Debt Securities is other than the Trustee (or any successor thereto), the identity of the trustee; (9) any mandatory or optional sinking fund or purchase fund or analogous provision and the terms and conditions thereof; (10) any provisions relating to the date after which, the circumstances under which, and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Corporation or of the holder thereof and certain other terms and provisions of such optional or mandatory redemption; (11) if the amount payable upon acceleration of the Offered Debt Securities is other than the full principal amount, the portion of the principal amount payable upon acceleration; (12) any provisions relating to the conversion of Offered Debt Securities into Debt Securities of another series or any other securities; (13) any provisions restricting defeasance of the Offered Debt Securities; (14) if the right of payment with respect to the Offered Debt Securities is subordinated to the right of payment with respect to any other indebtedness of the Corporation, the terms and conditions of subordination; (15) if the Offered Debt Securities will be issued, in whole or in part, in the form of one or more temporary or permanent Global Securities, the identity of the depositary for such Global Securities;
(16) whether the Offered Debt Securities are to be issued as Registered Securities, Bearer Securities or both and the terms upon which any Bearer Securities of such series may be exchanged for Registered Securities of such series; (17) if other than United States dollars, the currency or currencies (including ECU) in which the Offered Debt Securities may be purchased, and the currency or currencies (including ECU) in which the principal of and premium, if any, and interest, if any, on such Offered Debt Securities may be payable;
(18) if the currency for which the Offered Debt Securities may be purchased or in which the principal of (and premium, if any) or interest, if any, on the Offered Debt Securities may be payable is at the election of the Holder thereof, the manner of such election; (19) any index used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Debt Securities; (20) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Offered Debt Securities may be, at the election of the Corporation or a Holder thereof, determined with reference to an index based on a currency or currency unit other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts are to be determined; and (21) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture.

  The Debt Securities may be issuable as Registered Securities, Bearer Securities or both. Bearer Securities, subject to certain exceptions, will not be offered or sold to persons who are within the United States or to United States persons. See "Limitations on Issuance of Bearer Securities." Unless otherwise indicated in the Prospectus Supplement relating thereto, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof, and Bearer Securities denominated in U.S. dollars will be issued only in denominations of $5,000. The Pricing Supplement or Prospectus Supplement relating to a series of Debt Securities denominated in a foreign currency or currency unit will specify the denominations thereof. In the case of Global Securities, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Securities. No service charge will be made for any transfer or exchange of Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For certain information about Debt Securities issued in global form, see "Description of Debt Securities--Global Securities."

  In connection with its sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no Bearer Security shall be offered or sold to persons who are within the United States or to United States persons or mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Bearer Securities") and any such Bearer Security (other than a temporary Global Security in bearer form) may be delivered only if (i) the person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), or (ii) if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that United States person is a person described in Section 1.163-5(c)(2)(i)(D)(6) of the United States Treasury regulations or is a financial institution who has purchased such Bearer Security for resale during the restricted period and who certifies that it has not acquired such Bearer Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. See "Description of Debt Securities--Global Securities" and "Limitations on Issuance of Bearer Securities."

  At the option of the Holder and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below) of any series will be exchangeable into an aggregate principal amount of Registered Securities (if the Debt Securities of such series are issuable as Registered Securities) or

Bearer Securities of the same series (with the same interest rate and maturity date) and Registered Securities of any series (other than a Global Security) will be exchangeable into an equal aggregate principal amount of Registered Securities of the same series (with the same interest rate and maturity date) of different authorized denominations. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or in certain circumstances a Special Record Date and the relevant Interest Payment Date, the Holder will not be required to surrender the coupon related to such interest payment date. Registered Securities may not be exchanged for Bearer Securities.

  Debt Securities may be presented for exchange and Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed) at the office of the Trustee or at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected by the Trustee or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. Bearer Securities will be transferable by delivery.

  Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. One or more series of Debt Securities may be floating rate debt securities, exchangeable for fixed rate debt securities. Special United States federal income tax considerations applicable to any such discounted or floating rate Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement in respect of which this Prospectus is being delivered, if applicable.

  Debt Securities may be issued, from time to time, with the principal amount (and premium, if any) payable on the applicable principal payment date, or the amount of interest, if any, payable on the applicable interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In such cases, holders of such Debt Securities may receive a principal amount (and premium, if any) on any principal payment date, or a payment of interest, if any, on any interest payment date, that is greater than or less than the amount of principal (and premium, if any) or interest payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal (and premium, if any) or interest, if any, payable on any date, the currencies, commodities, equity indices or the factors to which the amount payable on such date is linked and certain additional tax considerations applicable to the Offered Debt Securities will be set forth in the Prospectus Supplement in respect of which this Prospectus is being delivered, if applicable.

  The Indenture does not limit the amount of additional unsecured indebtedness that the Corporation or its Subsidiaries may incur. Unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the Offered Debt Securities, the terms of the Offered Debt Securities or the covenants contained in the Indenture do not afford holders of the Offered Debt Securities protection in the event of a highly leveraged or other similar transaction involving the Corporation that may adversely affect Securityholders. See "Description of Debt Securities--Certain Covenants." The operations of the Corporation are conducted through its subsidiaries and, therefore, the Corporation is substantially dependent on the earnings and cash flow of its subsidiaries to meet its debt obligations, including its obligations in respect of the Debt Securities. Because the assets of its subsidiaries constitute effectively all of the assets of the Corporation, the claims of the holders of the Debt Securities effectively will be subordinated to the claims of creditors of the Corporation's subsidiaries.

PAYMENT AND PAYING AGENTS

  Payment of principal of (and premium, if any) and interest, if any, on Bearer Securities will be payable in the currency designated in the applicable Pricing Supplement or related Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Corporation may appoint from time to time. Such payment may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States. No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by the Corporation or the date of delivery by the Corporation of a definitive Bearer Security, including a permanent Global Security, a written certificate, in the form required by the Indenture is provided to the Corporation stating that on such date the Bearer Security is not owned by or on behalf of a United States person or if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person is a person described in Section 1.163-5(c)(i)(2)(D)(6) of the United States Treasury regulations or is a financial institution who has purchased such Bearer Security for resale during the restricted period and who certifies that it has not acquired such Bearer Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. No payment with respect to any Bearer Security will be made at the Corporate Trust Office of the Trustee or any other paying agency maintained by the Corporation in the United States nor will any such payment be made by transfer to an account or by mail to an address in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made at the offices of the Paying Agent in the United States with respect thereto in the City of New York if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

  Payment of principal of (and premium, if any) on Registered Securities will be made in the designated currency against surrender of such Registered Securities at the Corporate Trust Office of the Paying Agent with respect thereto in the City of New York. Unless otherwise indicated in the related Prospectus Supplement payment of any installment of interest on a Registered Security will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest. Unless otherwise indicated in the related Prospectus Supplement, payments of such interest will be made at the Corporate Trust Office of the Trustee for such Security in the City of New York or at the Corporation's option, by a check in the designated currency mailed to the Holder at such Holder's registered address or by transfer to an account in the designated currency maintained by the payee.

  The Paying Agents outside the United States initially appointed by the Corporation for a series of Debt Securities will be named in the related Prospectus Supplement. The Corporation may terminate the appointment of any of the Paying Agents from time to time, except that the Corporation will maintain at least one Paying Agent in a city outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of Debt Securities is listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Corporation will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for such series of Debt Securities.

  All moneys paid by the Corporation to a Paying Agent for the payment of principal of (or premium, if any) or interest, if any, on any Debt Security that remains unclaimed at the end of two years will be repaid to the Corporation, unless otherwise prohibited by mandatory provisions of applicable escheat or abandoned or unclaimed property law, will be repaid to the Corporation, and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Corporation for payment thereof.

GLOBAL SECURITIES

  Debt Securities of any series may be issued, in whole or in part, in the form of one or more Global Securities that will be deposited with a depositary (the "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either Registered or Bearer form and in temporary or permanent form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or a nominee of any successor.

  The terms of the depositary arrangement with respect to any series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the provisions set forth below will apply to such depositary arrangements.

  Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities or by the Corporation if the Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interest in a Global Security will be limited to participants or persons that hold interests through participants, but the Corporation has no obligations to any persons that hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  As long as the Depositary or its nominee is the owner of such Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Subject to the restrictions discussed above under "Payment and Paying Agents," payments of principal (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of such Global Security. Neither the Corporation, the Trustee, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal (and premium, if any) or interest, if any, in respect of a permanent Global Security will, except as provided below, immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street names" and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments in respect of such temporary Global Security will be subject, in the case of a Global Security representing Bearer Securities, to the furnishing of the certificate described above under "Payment and Paying Agents."

  If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities in definitive form in exchange for such Global Security. In addition, the Corporation may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue in exchange therefor Debt Securities of such series in definitive form. Further, if the Corporation so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt

Securities of that series may, on terms acceptable to the Corporation and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Corporation, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities and are denominated in United States dollars, (b) as Bearer Securities in denominations, unless otherwise specified by the Corporation, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities and are denominated in United States dollars or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a temporary Global Security.

AMENDMENT, SUPPLEMENT AND WAIVER

  Modifications and amendments of the Indenture, the Debt Securities and any related coupon may be made by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on any Debt Security or any related coupon, (b) reduce the principal amount of or rate of interest, if any, on any Debt Security, or any related coupon or any premium payable upon the redemption thereof, (c) reduce the amount of principal of a Discounted Security payable upon acceleration of the Maturity thereof, (d) change the Place of Payment, (e) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any Debt Security or any related coupon, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, or any related coupon on or after the Stated Maturity thereof (or in the case of redemption on or after the Redemption Date) or (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults.

  The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture. The Holders of not less than a majority of principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. The Indenture and the Debt Securities may be amended or supplemented, without the consent of any Holder of Debt Securities, to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any Holder of Debt Securities.

CERTAIN COVENANTS

  Unless otherwise specified in the Board Resolution or Resolutions or any supplemental indenture establishing the terms of the Debt Securities of any series, the terms of the Debt Securities of any series or the covenants contained in the Indenture do not afford holders of Debt Securities protection in the event of a highly leveraged or other similar transaction involving the Corporation that may adversely affect Securityholders. If the Offered Debt Securities contain, or a future supplemental indenture contains, covenants to afford Securityholders protection in the event of a highly leveraged or similar transaction, the Prospectus Supplement or Pricing Supplement relating to the Offered Debt Securities will provide a brief description of such protective covenants. The Indenture does not limit the amount of additional unsecured indebtedness that the Corporation or its Subsidiaries may incur.

  General. The Indenture requires the Corporation to covenant to the following with respect to each series of Debt Securities: (i) to promptly pay the principal of (and premium, if any) and interest, if any, on such series of Debt Securities and any related coupons; (ii) to maintain an office or agency in each place where Debt Securities and any related coupons may be presented, surrendered for payment, transferred or exchanged and where notice upon the Corporation may be served; (iii) if the Corporation acts as its own Paying Agent for any series of Securities, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of (and premium, if any) or interest, if any, as the same becomes due; (iv) to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement to the effect that the Corporation has complied with its obligations under the Indenture; and (v) to deliver to the Trustee copies of annual and other reports that the Corporation files with the Commission within 15 days after filing such reports with the Commission.

  Limitations on Liens. Unless otherwise specified in the Prospectus Supplement in respect of which this Prospectus is being delivered, and subject to the following sentence as well as to the exceptions set forth below under the caption "Exempted Debt," the Corporation will not, and will not permit any Subsidiary (as hereinafter defined) to, directly or indirectly, as security for any Debt (as hereinafter defined), mortgage, pledge or create or permit to exist any lien on any shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property (as hereinafter defined), whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property are owned at the date of the Indenture or thereafter acquired, unless the Corporation secures or causes to be secured any outstanding Securities equally and ratably with all Debt secured by such mortgage, pledge or lien, so long as that Debt shall be so secured. This restriction will not apply to, among other things, certain mortgages, pledges or other liens on any shares of stock, indebtedness or other obligations of a Subsidiary or a Principal Property (i) existing at the time of the acquisition thereof (or within 120 days thereafter) or incurred to secure or provide for the payment or financing of any part of the purchase price thereof; (ii) as to any particular series of Debt Securities, existing on the date that Debt Securities of such series are first issued; (iii) in favor of the Corporation or any Subsidiary; (iv) securing Debt incurred to finance construction of or improvements to a Principal Property; (v) incurred in connection with the issuance by a state or political subdivision thereof of certain tax exempt securities; and (vi) certain other mortgages, pledges and liens.

  "Consolidated Net Tangible Assets" means total assets less (1) total current liabilities (excluding any Debt which, at the option of the borrower, is renewable or extendable to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities) and (2) goodwill, patents, trademarks and other like intangibles, all as stated on the Corporation's most recent quarter-end consolidated balance sheet preceding the date of determination.

  "Debt" means any debt for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case which would appear on the consolidated balance sheet of the Corporation as a liability.

  "Principal Property" means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Corporation or any Subsidiary primarily for manufacturing, assembling, processing, producing, packaging or storing its products, raw materials, inventories or other materials and supplies and located in the United States and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Tangible Assets as of the date of determination but shall not include any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by Board Resolution of the Corporation not to be of material importance to the respective businesses conducted by the Corporation and its Subsidiaries taken as a whole, effective as of the date such resolution is adopted.

  "Subsidiary" means a corporation a majority of the voting stock of which is owned by the Corporation, the Corporation and one or more Subsidiaries, or one or more Subsidiaries.

  Limitations on Sale-Leaseback Transactions. Unless otherwise specified in the Prospectus Supplement in respect of which this Prospectus is being delivered, and subject to the following sentence as well as to the exceptions set forth below under the caption "Exempted Debt," the Corporation will not, and will not permit any Subsidiary to, sell or transfer, directly or indirectly, except to the Corporation or a Subsidiary, a Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued. Notwithstanding the foregoing, the Corporation or any Subsidiary may sell a Principal Property and lease it back for a longer period (i) if the Corporation or such Subsidiary would be entitled, pursuant to the provisions set forth above under the caption "Limitations on Liens," to create a mortgage on the property to be leased securing Debt in an amount equal to the Attributable Debt (as hereinafter defined) in respect of the sale-leaseback transaction without equally and ratably securing the outstanding Debt Securities or (ii) if the Corporation promptly informs the Trustee of such transaction, the net proceeds of such transaction are at least equal to the fair value (as determined by a Board Resolution) of such property, and the Corporation causes an amount equal to the net proceeds of the sale to be applied to the retirement of Funded Debt (including the Debt Securities) and having an outstanding principal amount equal to the net proceeds.

  "Funded Debt" means all Debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

  Exempted Debt. Notwithstanding the restrictions set forth above under the captions "Limitations on Liens" and "Limitations on Sale-Leaseback Transactions," the Corporation or any Subsidiary may create or assume liens and renew, extend or replace such liens and may enter into sale and leaseback transactions, in each case in addition to those permitted under the captions "Limitations on Liens" and "Limitations on Sale-Leaseback Transactions," provided that at the time of the creation, assumption, renewal, extension or replacement of such liens or the entering into of such sale-leaseback transactions, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Tangible Assets.

  "Attributable Debt" for a lease means the carrying value of the capitalized rental obligation determined under generally accepted accounting principles whether or not such obligation is required to be shown on the balance sheet as a long-term liability. The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property.

  "Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) Debt incurred after the date of the Indenture and secured by liens created or assumed or permitted to exist pursuant to the exception to the limitations set forth above under the caption "Exempted Debt," and (ii) Attributable Debt of the Corporation and its Subsidiaries in respect of all sale-leaseback transactions with regard to any Principal Property entered into pursuant to the exception to the sale-leaseback limitations set forth above under the caption "Exempted Debt."

  Consolidation, Merger, Sale of Assets. The Corporation may not consolidate with or merge into, or transfer, directly or indirectly, all or substantially all of its assets to, another corporation or other entity unless (1) the resulting, surviving or transferee corporation or other entity assumes by supplemental indenture all of the obligations of the Corporation under the Debt Securities and the Indenture, (2) immediately after giving effect to the transaction no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (3) the Corporation shall have delivered an officers' certificate and an opinion of counsel each stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the Indenture.

  When a successor corporation or other entity, trustee, paying agent or registrar assumes all of the obligations of its predecessor under the Debt Securities and the Indenture, the predecessor will be released from those obligations.

DEFAULT AND REMEDIES

  An Event of Default under the Indenture in respect of any series of Debt Securities includes: default for 30 days in payment of interest on the Debt Securities or a related coupon, if any, of that series; default in payment of principal on the Debt Securities of that series; failure by the Corporation for 30 days after notice to it to comply with any of its other agreements in the Indenture for the benefit of holders of Debt Securities of that series; failure by the Corporation or any Subsidiary to pay when due principal of or interest on any Debt (other than the Debt Securities) having a then-outstanding principal amount in excess of $20,000,000 or the maturity of any such Debt shall have been accelerated; certain events of bankruptcy or insolvency; and any other Event of Default specifically provided for by the terms of such series, as described in the related Prospectus Supplement. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of the affected series may declare the Debt Securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding Debt Securities of the affected series.

  Securityholders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of any series may direct the Trustee in its exercise of any trust or power under the Indenture in respect of that series. The Indenture provides that the Trustee will, within 90 days after the occurrence of any default with respect to the Debt Securities of any particular series, give to the holders of such Debt Securities notice of the default if known to it, unless the default shall have been cured or waived. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal of (or premium, if any) or interest, if any) if it determines that withholding such notice does not adversely affect the interests of such Holders.

  If, for the purpose of obtaining a judgment in any court with respect to any obligation of the Corporation under the Indenture, any Debt Security, or any related coupon, as the case may be, it becomes necessary to convert into any other currency or currency unit any amount in the currency or currency unit due under the Indenture, such Debt Security or coupon, as the case may be, the conversion will be made by the Currency Determination Agent appointed pursuant to the Indenture with respect to such Debt Security at the Market Exchange Rate in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion is made on a date (the "Substitute Date") other than the Judgment Date and a change has occurred between the Market Exchange Rate in effect on the Judgment Date and the Market Exchange Rate in effect on the Substitute Date, the Indenture requires the Corporation to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate in effect on the Judgment Date, is the amount then due under the Indenture, such Debt Security or coupon, as the case may be. The Corporation will not, however, be required to pay more in the currency or currency unit due under the Indenture, such Debt Security or coupon, as the case may be, at the Market Exchange Rate in effect on the Judgment Date than the amount of currency or currency unit stated to be due under the Indenture, such Debt Security or coupon, as the case may be, and the Corporation will be entitled to withhold (or be reimbursed for, as the case may be), any excess of the amount actually realized upon any such conversion at the Substitute Date over the amount due and payable on the Judgment Date.

  A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Debt Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Debt Security, each

Securityholder waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the Debt Securities.

DEFEASANCE

  The Indenture provides, unless such provision is made inapplicable to the Debt Securities of any series issued pursuant to the Indenture, that the Corporation may, subject to certain conditions described below, discharge its indebtedness and its obligations or certain of its obligations under the Indenture in respect of Debt Securities of a series by depositing funds or Government Obligations with the Trustee. The Indenture provides that (1) the Corporation will be discharged from any obligation to comply with certain restrictive covenants of the Indenture and certain other obligations under the Indenture and any noncompliance with such obligations shall not be an Event of Default in respect of the series of Debt Securities or (2) provided that 91 days have passed from the date of the deposit referred to below and certain specified Events of Default have not occurred, the Corporation will be discharged from any and all obligations in respect of the series of Debt Securities (except for certain obligations, including obligations to register the transfer and exchange of the Debt Securities of such series, to replace mutilated, lost or stolen Debt Securities of such series, to maintain paying agencies and to cause money to be held in trust), in either case upon the deposit with the Trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest, if any, on the series of Debt Securities on the date when such payments become due in accordance with the terms of the Indenture and the series of Debt Securities. Such a trust may (except to the extent the terms of the Debt Securities of such series provide otherwise) only be established, if among other things, (a) the deposit of money and/or Government Obligations will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Corporation is a party or by which it is bound, (b) the Corporation shall have delivered to the Trustee an opinion of counsel to the effect that the holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred and (c) if the Debt Securities are then listed on any securities exchange, the Corporation shall have delivered to the Trustee an opinion of counsel to the effect that such deposit, defeasance or discharge will not cause the Debt Securities to be delisted. In the event of any such defeasance under clause (1) above, the obligations of the Corporation under the Indenture and the Debt Securities of the affected series, other than with respect to the covenants relating to limitations on liens and sale-leaseback transactions and the delivery of compliance certificates, shall remain in full force and effect. In the event of defeasance and discharge under clause (2) above, the holders of Debt Securities of the affected series are entitled to look only to the trust fund created by such deposit for payment.

  Pursuant to the escrow or trust agreements that the Corporation may execute in connection with the defeasance of all or certain of its obligations under the Indenture as provided above, the Corporation from time to time may elect to substitute Government Obligations for any or all of the Government Obligations deposited with the Trustee; provided that the money and/or Government Obligations in trust following such substitution or substitutions will be sufficient, through the payment of interest, if any, and principal in accordance with their terms, to pay the principal of (and premium, if any) and each installment of interest on the series of Debt Securities on the date when such payments become due in accordance with the terms of the Indenture and the series of Debt Securities. The escrow or trust agreements also may enable the Corporation (1) to direct the Trustee to invest any money received by the Trustee on the Government Obligations comprising the trust in additional Government Obligations, and (2) to withdraw monies or Government Obligations from the trust from time to time; provided that the money and/or Government Obligations in trust following such withdrawal will be sufficient, through the payment of interest, if any, and principal in accordance with their terms, to pay the principal of (and premium, if any) and each installment of interest on the series of Debt Securities on the date when such payments become due in accordance with the terms of the Indenture and the series of Debt Securities.

NOTICES

  Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in the City of New York and in London, and so long as such Bearer Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange shall so require in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in The Wall Street Journal, the Financial Times and the Luxemburger Wort. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register.

TITLE

  Title to any temporary Global Security, any permanent Global Security, and Bearer Securities and any coupons appertaining thereto will pass by delivery. The Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

GOVERNING LAW

  The Debt Securities and the Indenture will be governed by the laws of the State of New York.

TRUSTEE

  An affiliate of Marine Midland Bank participates in the Corporation's revolving credit facility and from time to time performs other services for the Corporation in the normal course of business.

ADDITIONAL INFORMATION

  The Indenture is an exhibit to the Registration Statement of which this Prospectus is a part. Any person who receives this Prospectus may obtain a copy of the Indenture without charge by writing to the Corporation at the address listed under the caption "Incorporation of Certain Information by Reference."

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations) or delivered in connection with their sale during the restricted period in the United States or its possessions or to United States persons (each as defined below) except to the extent permitted under Section 1.163-5(c)(2)(i)(D) of the United States Treasury regulations (the "D Rules"), and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer for sale or resale, or sell, Bearer Securities in the United States or its possessions or to United States persons, except to the extent permitted under the D Rules, nor deliver Bearer Securities within the United States.

  Bearer Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." Under Sections 165(j) and 1287(a) of the Code and the regulations thereunder, Holders of Bearer Securities that are United States persons, with certain exceptions, will not be allowed to deduct any loss sustained on the sale, exchange, redemption or other disposition of Bearer Securities and will be taxed at ordinary income rates on any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or disposition. In addition, interest on Bearer Securities will be payable only outside the United States.

  As used herein, "United States" means the United States of America (including the States and the District of Columbia), and its "possessions," including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands, and "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                              PLAN OF DISTRIBUTION

  The Corporation may sell Debt Securities to or through underwriters or to dealers, acting as principals for their own account and also may sell Debt Securities directly to other purchasers or through agents. The Prospectus Supplement in respect of which this Prospectus is being delivered sets forth the terms of the offering of the Offered Debt Securities and includes, without limitation, (i) the name or names of any underwriters, dealers or agents with which the Corporation has entered into arrangements with respect to the sale of the Offered Debt Securities, (ii) the initial public offering or purchase price of the Offered Debt Securities, (iii) the principal amounts of the Offered Debt Securities to be purchased by any such underwriters, dealers or agents, (iv) any underwriting discounts, commissions and other items constituting underwriters' compensation and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters or other dealers, (v) any commissions paid to any agents, (vi) the net proceeds to the Corporation and
(vii) the securities exchanges, if any, on which the Offered Debt Securities will be listed.

  If underwriters are used in the offering of Debt Securities, the Debt Securities being sold will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of such resale. Unless otherwise set forth in an applicable Prospectus Supplement, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If dealers are utilized in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the Corporation will sell such Debt Securities to such dealers as principals. The dealers may then resell such Debt Securities to the public at varying prices to be determined by such dealers at the time of resale.

  Offers to purchase Debt Securities may be solicited by agents designated by the Corporation from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is being delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement in respect of which this Prospectus is being delivered, any such agent will be acting on a reasonable or best efforts basis for the period of its appointment.

  Offers to purchase Debt Securities may be solicited, and sales thereof may be made directly by the Corporation to institutional investors or otherwise, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

  Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be "underwriters," as that term is defined under the Securities Act, and any discounts and commissions received by them and any profit realized by them on the resale thereof may be deemed to be underwriting discounts and commissions, under the Securities Act.

  Under agreements that may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including certain liabilities under the Securities Act.

  If indicated in the Prospectus Supplement, the Corporation may authorize underwriters or other persons acting as the Corporation's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Corporation pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Corporation. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and any such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                    VALIDITY

  The validity of the Debt Securities offered hereby will be passed on for the Corporation by Miles & Stockbridge, a Professional Corporation, Baltimore, Maryland. If this Prospectus is being delivered in an underwritten offering of Debt Securities, certain matters will be passed on for any underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett may rely, as to matters of Maryland law, upon the opinion of Miles & Stockbridge, a Professional Corporation.

                                    EXPERTS

  The consolidated financial statements of the Corporation appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering or offerings described in this Registration Statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

     Securities and Exchange Commission registration fee.............. $172,414
     Trustee fees and expenses........................................   15,000
     Legal fees and expenses..........................................  200,000
     Accounting fees and expenses.....................................  200,000
     Printing and engraving fees and expenses.........................   60,000
     Rating agency fees...............................................  170,000
     Blue Sky fees and expenses (including legal fees)................   25,000
     Miscellaneous....................................................   17,586
                                                                       --------
                                                                       $860,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Corporation's By-Laws provide that the Corporation may indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and that the Corporation may indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

  The Corporation's Charter provides that, to the fullest extent limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Charter provision applies, the remedies available to the Corporation or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under the federal securities laws.

  The form of underwriting agreement filed as an exhibit to this Registration Statement provides for indemnification by the Corporation of the underwriters or controlling persons of the underwriters under certain circumstances.

ITEM 16. EXHIBITS.

    1    Form of Underwriting Agreement.
    4    Form of Indenture.
    5    Opinion of Miles & Stockbridge, a Professional Corporation.
   12    Statement regarding computation of ratio of earnings to fixed charges.
   23(a) Consent of Ernst & Young.
   23(b) Consent of Miles & Stockbridge, a Professional Corporation (included in Exhibit 5).
   24    Powers of Attorney.
   25    Form T-1, Statement of Eligibility and Qualification Under the Trust
         Indenture Act of 1939.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (i) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TOWSON, STATE OF MARYLAND, THE 25TH DAY OF MAY 1994.

                                          THE BLACK & DECKER CORPORATION

                                                   /S/ CHARLES E. FENTON
                                          By: _________________________________
                                                     Charles E. Fenton
                                            Vice President and General Counsel

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                         TITLE                DATE
             ----------                         -----                ----

                  *                     Chairman, President      May 25, 1994
_____________________________________    and Chief Executive
         NOLAN D. ARCHIBALD              Officer (Principal
                                         Executive Officer)

                  *                     Vice President--         May 25, 1994
_____________________________________    Finance (Principal
          THOMAS M. SCHOEWE              Financial Officer)

                  *                     Corporate Controller     May 25, 1994
_____________________________________    (Principal
          STEPHEN F. REEVES              Accounting Officer)

  The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

      Nolan D. Archibald*                 J. Dean Muncaster*
      Barbara L. Bowles*                  Lawrence R. Pugh*
      Malcolm Candlish*                   Mark H. Willes*
      Alonzo G. Decker, Jr.*              M. Cabell Woodward, Jr.*
      Anthony Luiso*

         /S/ CHARLES E. FENTON                                   May 25, 1994
*By: ________________________________
           Charles E. Fenton
         (As Attorney-in-fact)

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
     1       Form of Underwriting Agreement.
     4       Form of Indenture.
     5       Opinion of Miles & Stockbridge, a Professional Corporation.
    12       Statement regarding computation of ratio of earnings to
             fixed charges.
    23(a)    Consent of Ernst & Young.
    23(b)    Consent of Miles & Stockbridge, a Professional Corporation
             (included in Exhibit 5).
    24       Powers of Attorney.
    25       Form T-1, Statement of Eligibility and Qualification Under
             the Trust Indenture Act of 1939 (filed under separate
             cover).